EXHIBIT q.

                                Power of Attorney



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Hartford Advisers HLS Fund, Inc., Hartford Bond HLS Fund, Inc., Hartford Capital
Appreciation HLS Fund, Inc., Hartford Dividend and Growth HLS Fund, Inc., Hartford Global Advisers HLS Fund, Inc., Hartford Index HLS Fund, Inc., Hartford International Opportunities HLS Fund, Inc., Hartford MidCap HLS Fund, Inc., Hartford Mortgage Securities HLS Fund, Inc., Hartford Series Fund, Inc., Hartford Small Company HLS Fund, Inc., Hartford Stock HLS Fund, Inc., Hartford Money Market HLS Fund, Inc., The Hartford Mutual Funds, Inc. and The Hartford Income Shares Fund, Inc.

                                POWER OF ATTORNEY

                  Winifred E. Coleman              Phillip O. Peterson
                  Tamara L. Fagely                 Millard H. Pryor, Jr.
                  Robert M. Gavin, Jr.             Lowndes A. Smith
                  Duane E. Hill                    John K. Springer
                  George R. Jay                    David M. Znamierowski
                  Thomas M. Marra


do hereby jointly and severally authorize Kevin J. Carr, Daniel E. Burton or Katherine Vines Trumbull, to sign as their agent any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment and any Application for Exemption Relief or other filings with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


 /s/ Winifred E. Coleman                             Dated    August 1, 2002
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Winifred E. Coleman


/s/ Tamara L. Fagely                                 Dated    August 1, 2002
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Tamara L. Fagely


/s/ Robert M. Gavin, Jr.                             Dated    August 1, 2002
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Robert M. Gavin, Jr.


 /s/ Duane E. Hill                                   Dated    August 1, 2002
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Duane E. Hill


 /s/ George R. Jay                                   Dated    August 1, 2002
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George R. Jay


 /s/ Thomas M. Marra                                 Dated    August 1, 2002
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Thomas M. Marra


/s/ Phillip O. Peterson                              Dated    August 1, 2002
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Phillip O. Peterson


 /s/ Millard H. Pryor, Jr.                           Dated    August 1, 2002
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Millard H. Pryor, Jr.


 /s/ Lowndes A. Smith                                Dated    August 1, 2002
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Lowndes A. Smith


 /s/ John K. Springer                                Dated    August 1, 2002
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John K. Springer


 /s/ David M. Znamierowski                           Dated    August 1, 2002
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David M. Znamierowski